UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
September 14, 2006

Unify Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-11807	94-2710559
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2101 Arena Boulevard
Sacramento, California 95834
(Address of principal executive offices)

Registrant’s telephone number, including area code:
 (916) 928-6400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Result of Operations and Financial Condition

          On September 14, 2006, Unify Corporation (the “Company” or “Unify”) issued a press release regarding the Company’s financial results for its fiscal 2007 first quarter ended July 31, 2006. The full text of the Company’s press release is attached hereto as Exhibit 99.1

          Legal Notice Regarding Forward-Looking Statements

          This press release contains “forward-looking statements” as that term is defined in Section 21E of the Securities Exchange Act of 1934 as amended. Forward looking statements are denoted by words such as “anticipates”, “expects”, “intends”, “plans”, “believes”, “seeks”, “estimates”, and other variations of such words and similar expressions are intended to identify such forward-looking statements. These forward looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the Company’s forward looking statements. Such risks and uncertainties include, but are not limited to general economic conditions in the insurance industry, computer and software industries, domestically and worldwide, the Company’s ability to keep up with technological innovations in relation to its competitors, product defects or delays, developments in the Company’s relationships with its customers, distributors and suppliers, changes in pricing policies of the Company or its competitors, the Company’s ability to attract and retain employees in key positions and the risks and uncertainties associated the acquisition of a significant business unit. In addition, Unify’s forward looking statements should be considered in the context of other risks and uncertainties discussed in the Company’s SEC filings available for viewing on its web site at “Investor Relations,” “SEC filings” or from the SEC at www.sec.gov.

Item 9.01          Financial Statements and Exhibits.

               (c)       Exhibits.

Exhibit No.	Description

99.1	Press release dated September 14, 2006.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2006

By:	/s/ Steven Bonham

Steven Bonham
Vice President and CFO
(Principal Financial and Accounting Officer)

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